Exhibit 2.01

Payments by Government (USD in thousands)(a)

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2024 by government and type of payment:

Segment	Resource	Country	Agency	Taxes	Royalties	Fees	Other	Total payments
Phosphate	Phosphate	United States	U.S. Department of the Interior	—	—	11	—	11
	Phosphate	United States	Internal Revenue Service	7,956	—	—	—	7,956
	Phosphate	United States	USDA APHIS Wildlife Services	223	—	—	—	223
	Phosphate	United States	United States Treasury	3,596	—	—	—	3,596
	Phosphate	United States	U.S. Customs and Border Protection	902	—	71	—	973
	Phosphate	Peru	Superintendencia Nacional	97,071	—	29	—	97,100
	Phosphate	Peru	Organismo de Evaluacion y Fiscaliza	—	—	364	—	364
	Phosphate	Peru	Banco de la Nacion	807	—	—	—	807
	Phosphate	Peru	Organismo Supervisor de la Inversio	—	—	623	—	623
	Phosphate	Peru	Instituto Geologico Minero y Metalu	—	876	—	—	876
	Phosphate	Peru	Agencia de Promocion de la Inversion Privada		15,104	—	—	15,104

Segment	Resource	Country	Agency	Taxes	15,104	Fees	Other	Total payments
Potash	Potash	United States	U.S. Department of the Interior	—	3,758	—	—	3,758
	Potash	Canada	Saskatchewan Water Corporation	—	—	3,776	—	3,776
	Potash	Canada	TransGas Limited	330	—	11,895	—	12,225
	Potash	Canada	Rural Municipality of Pense 160	2,195	—	8	—	2,203
	Potash	Canada	Rural Municipality of Spy Hill	5,533	—	36	—	5,569
	Potash	Canada	Langenburg Rural Municipality of 181	800	—	—	—	800
	Potash	Canada	Minister of Finance - Revenue Division (Saskatchewan)	59,725	—	—	—	59,725
	Potash	Canada	TD Energy Trading Inc.	270	—	6,407	—	6,677
	Potash	Canada	Ministry of Energy and Resources (Saskatchewan)	201,586	34,123	18	—	235,727
	Potash	Canada	Water Security Agency (Saskatchewan)	—	—	663	—	663
	Potash	Canada	Canada Revenue Agency	154,282	—	48	—	154,330
	Potash	Canada	Saskatchewan Workers Compensation Board	—	—	767	—	767
	Potash	Canada	SaskEnergy Incorporated	—	—	270	—	270
	Potash	Canada	Saskatchewan Power Corporation	1,458	—	50,884	—	52,342
	Potash	Canada	Ministry of Treasury Board and Finance (Alberta)	184	—	—	—	184
	Potash	Canada	Rural Municipality of Colonsay	1,905	—	—	—	1,905
	Potash	Canada	Revenue Quebec	780	—	—	—	780

Segment	Resource	Country	Agency	Taxes	Royalties	Fees	Other	Total payments
Mosaic Fertilizantes	Phosphate	Brazil	Agencia Nacional de Mineracao	—	8,308	274	—	8,582
	Phosphate	Brazil	Araxa-MG Prefeitura Municipal	1,272	—	—	—	1,272
	Phosphate	Brazil	Companhia de Desenvolvimento	—	9,671	—	—	9,671
	Phosphate	Brazil	Ministerio do Trabalho e Emprego MT	3,118	—	2,421	—	5,539
	Phosphate	Brazil	Fundo Especial de D do I de P Ambie	—	761	—	—	761
	Phosphate	Brazil	Fundo Especial de Desp do Gabinete	—	761	—	—	761
	Phosphate	Brazil	Goias Secretaria da Fazenda	3,313	—	—	—	3,313
	Phosphate	Brazil	Instituto Estadual de Florestas	—	—	323	—	323
	Phosphate	Brazil	Ministerio da Economia	30,340	—	—	—	30,340
	Phosphate	Brazil	Municipio de Tapira	958	—	357	—	1,315
	Phosphate	Brazil	Ministerio da Fazenda	165	—	—	—	165
	Phosphate	Brazil	Prefeitura Municipal de Cajati	1,824	—	—	—	1,824
	Phosphate	Brazil	Sao Paulo Governo do Estado	11,262	—	—	—	11,262
	Phosphate	Brazil	Prefeitura Municipal de Uberaba	3,528	—	155	—	3,683
	Potash	Brazil	Prefeitura Municipal de Rosario do	470	—	—	—	470
	Potash	Brazil	Estado de Sergipe - Administracao	8,494	—	—	—	8,494
	Potash	Brazil	Agencia Nacional de Mineracao	—	1,790	—	—	1,790
	Potash	Brazil	Ministerio da Economia	457	—	45,806	—	46,263
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(a)Payments made by our Mosaic Fertilizantes segment were made in BRL and converted to USD using the year-end average exchange rate

Payments by project (USD in thousands)(a)

The table below sets forth our payments made to governments for the fiscal year ended December 31, 2024, by project and type of payment:

Segment	Resource	Country	Subnational Political Jurisdiction	Project	Method of Extraction	Taxes	Royalties	Fees	Other	Total payments
Phosphate	Phosphate	United States	Florida	Florida Phosphates	Surface	12,676	—	83	—	12,759
	Phosphate	Peru	Lima	Miski Mayo	Open pit	97,878	15,980	1,016	—	114,874
Potash	Potash	United States	New Mexico	Carlsbad Mine	Underground	—	3,758	—	—	3,758
	Potash	Canada	Saskatchewan	Colonsay Mine	Underground	58,436	4,786	1,920	—	65,142
	Potash	Canada	Saskatchewan	Mosaic Esterhazy Holdings ULC	Other	95,426	17,911	50,910	—	164,247
	Potash	Canada	Saskatchewan	Belle Plaine Mine	Underground	202,979	11,425	21,941	—	236,345
	Potash	Canada	Saskatchewan	Esterhazy Mine	Underground	72,206	—	—	—	72,206
Mosaic Fertilizantes	Phosphate	Brazil	Minas Gerais	Araxa	Open pit	1,272	9,671	—	—	10,943
	Phosphate	Brazil	São Paulo	Cajati	Open pit	13,561	2,552	—	—	16,113
	Phosphate	Brazil	Goiás	Catalao	Open pit	3,313	419	274	—	4,006
	Phosphate	Brazil	São Paulo	Corporate	Other	26,088	—	2,421	—	28,509
	Phosphate	Brazil	Minas Gerais	Patrocinio	Open pit	—	3,172	155	—	3,327
	Phosphate	Brazil	Minas Gerais	Tapira	Open pit	959	3,687	526	—	5,172
	Phosphate	Brazil	Minas Gerais	Uberaba	Open pit	10,589	—	155	—	10,744
	Potash	Brazil	Sergipe	Taquari	Underground	9,421	1,790	45,806	—	57,017
Total payments						604,804	75,151	125,207	—	805,162
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(a)Payments made by our Mosaic Fertilizantes segment were made in BRL and converted to USD using the year-end average exchange rate